                                                                    EXHIBIT 10.4

                                 LEASE AGREEMENT

                              INDUSTRIAL/WAREHOUSE

                                 BY AND BETWEEN

                WESTON PROPERTY INVESTMENTS XV, LTD. ("Landlord")

                                       and

                         ERICO PRODUCTS, INC.("Tenant")






Dated this 13th day of September, 2000

                                 LEASE AGREEMENT

                              INDUSTRIAL/WAREHOUSE

                                      INDEX

ARTICLE                                                                                                  PAGE
     I        PREMISES
                       Section 1.1   Leased Premises..................................................      1
                       Section 1.2   Parking..........................................................      1
                       Section 1.3   Construction and Condition of Premises...........................      1

     II       TERM
                       Section 2.1   Term of Lease....................................................      1
                       Section 2.2   Delayed Occupancy................................................      1
                       Section 2.3   Early Occupancy..................................................      2
                       Section 2.4   Surrender of Possession..........................................      2
                       Section 2.5   Holding Over.....................................................      2

     III      RENT
                       Section 3.1   Base Rent........................................................      2
                       Section 3.2   Late Charges (Graduated).........................................      2

     IV       UTILITIES
                       Section 4.1   Utilities........................................................      2
                       Section 4.2   Interruption of Services.........................................      2

     V        USE OF PREMISES
                       Section 5.1   Permitted Use....................................................      3
                       Section 5.2   Covenants Regarding Use..........................................      3
                       Section 5.3   Access to and Inspection of the Premises.........................      3
                       Section 5.4   Compliance with Laws.............................................      3
                       Section 5.5   Compliance with Building Rules and Regulations...................      3
                       Section 5.6   Environmental Matters............................................    3-6

     VI       MAINTENANCE, REPAIRS AND ALTERATIONS
                       Section 6.1   Landlord's Obligations...........................................      6
                       Section 6.2   Tenant's Obligations.............................................      6
                       Section 6.3   Landlord's Right.................................................      6
                       Section 6.4   Alterations or Improvements......................................    6-7
                       Section 6.5   Trade Fixtures...................................................      7
                       Section 6.6   Liens............................................................      7

     VII      LIABILITY AND INSURANCE
                       Section 7.1   Liability and Insurance..........................................    7-8
                       Section 7.2   Waiver of Subrogation............................................      8
                       Section 7.3   Loss or Damage to Property.......................................      8

     VIII     DESTRUCTION
                       Section 8.1   Casualty Damage and Restoration..................................      8

     IX       DEFAULTS; REMEDIES
                       Section 9.1   Default..........................................................    8-9
                       Section 9.2   Remedies.........................................................      9
                       Section 9.3   Repeated Default.................................................      9
                       Section 9.4   Remedies Cumulative..............................................      9
                       Section 9.5   Rent Demand/Accord and Satisfaction..............................      9
                       Section 9.6   Mitigation of Damages............................................      9

     X        ASSIGNMENT AND SUBLETTING
                       Section 10.1  Assignment and Subletting........................................     10

     XI       NOTICE AND PLACE OF PAYMENT
                       Section 11.1  Notices..........................................................     10
                       Section 11.2  Place of Payment.................................................     10

     XII      SUBORDINATION, ATTORNMENT, NON-DISTURBANCE  AND ESTOPPEL
                       Section 12.1  Subordination....................................................     10
                       Section 12.2  Attornment.......................................................     10

                       Section 12.3  Non-Disturbance..................................................     10
                       Section 12.4  Estoppel Certificate.............................................  10-11

     XIII     SIGNAGE
                       Section 13.1  Signage..........................................................     11

     XIV       FINANCING
                       Section 14.1  Landlord Financing...............................................     11
                       Section 14.2  Annual Financial Statements......................................     11

     XV       LANDLORD'S RIGHT TO RELOCATE TENANT
                       Section 15.1  Relocation.......................................................     11

     XVI      WAIVERS
                       Section 16.1  No Waiver By Landlord............................................     11
                       Section 16.2  Waiver of Jury...................................................     11

     XVII     EMINENT DOMAIN/CONDEMNATION
                       Section 17.1  Eminent Domain/Condemnation......................................     11

     XVIII    MISCELLANEOUS
                       Section 18.1  Entire Agreement/Exhibits........................................     12
                       Section 18.2  Memorandum of Lease..............................................     12
                       Section 18.3  Successors and Assigns...........................................     12
                       Section 18.4  Severability of Invalid Provisions...............................     12
                       Section 18.5  Choice of Law....................................................     12
                       Section 18.6  Duplicates.......................................................     12
                       Section 18.7  Brokers/Leasing Fees.............................................     12
                       Section 18.8  Authority of Tenant..............................................     12
                       Section 18.9  Certain Words, Gender and Headings...............................     12
                       Section 18.10 Landlord Liability...............................................     12
                       Section 18.11 Attorneys' Fees.................................................      13
                       Section 18.12 Force Majeure....................................................     13
                       Section 18.13 Exhibiting the Premises..........................................     13
                       Section 18.14 Examination of Lease.............................................     13
                       Section 18.15 No Presumption Against Drafter...................................     13
                       Section 18.16 Guarantee........................................................     13

     EXHIBITS
              A        LEASE/TENANT DATA
              B        LAYOUT
              C        IMPROVEMENTS
              D        LEASE RIDER
              E        RULES & REGULATIONS
              F        GUARANTEE
              G        OPTION TO PURCHASE

                            STANDARD INDUSTRIAL LEASE

                              ARTICLE I - PREMISES

SECTION 1.1 - LEASED PREMISES

         For and in consideration of the rents and covenants herein contained, Landlord does hereby demise and lease to Tenant and Tenant does hereby lease and hire from Landlord, for the purposes hereinafter set forth, the Landlord=s property, including the land, building(s) and improvements located thereon (hereinafter referred to as the "Premises"), which Premises is more fully described in Section 2 of "Exhibit A" and outlined in red on the site plan attached hereto as Exhibit "B". On October 31, 2004, that portion of the premises labeled "B-1" shall constitute the Premises for the remaining Term of this Lease, including any Renewal Options which may be subsequently exercised by the Tenant.

SECTION 1.2 - PARKING

         Except as otherwise expressly provided herein, Tenant, its employees, agents, customers and invitees, shall have the exclusive right to use existing vehicle parking areas serving the Premises. The Landlord shall have no responsibility or liability for the security or patrolling of such parking areas, or for the unauthorized use of such parking spaces by other persons; nor for any damage or loss of any vehicle while parked on the Premises.

SECTION 1.3 - CONSTRUCTION AND CONDITION OF PREMISES

         Landlord shall make no improvements to the Premises except as expressly set forth in Exhibit "C", hereof. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises except as herein expressly set forth, and no right, privilege, easement or license is acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises, hereby accepts the Premises as defined and described in Section 2 of Exhibit "A" and further accepts the Premises "as is", and such taking of possession shall be conclusive evidence that the Premises (i) are as described in Section 2 of Exhibit "A" and
(ii) are in good and satisfactory condition at the time of such taking of possession, minor punch list items excepted. Landlord shall deliver the Premises as shown on Exhibit "B" complete and ready for construction of Tenant's improvements or occupancy. All Tenant Improvements shall be and remain Landlord's Property. By execution of this Lease, Tenant hereby acknowledges receipt of Landlord's Phase I Report for the Premises and further acknowledges that the Landlord has not made or given any warranties or representations as to the accuracy of the materials or any statements contained in said Phase I Report.

                                ARTICLE II - TERM

SECTION 2.1 - TERM OF LEASE

         Except as hereinafter provided, the Commencement Date, Term and Expiration Date of this Lease shall be as follows:

                  (a) Commencement Date:    September 10, 2000

                  (b) Term:                 Five (5) Years, 52 Days

                  (c) Termination Date:     October 31, 2005

                  (d) Option to Renew:      So long as Tenant is not then in
                                            default under the terms of this
                                            Lease beyond any applicable grace
                                            periods, Tenant shall be granted two
                                            (2), five (5) year options to renew
                                            this Lease by providing the Landlord
                                            with twelve (12) months advance
                                            written notice (due by October 31,
                                            2004 and October 31, 2009,
                                            respectively). The monthly rental
                                            rate for each successive five (5)
                                            year renewal period shall be at an
                                            increase of fifteen percent (15%)
                                            over the annual rent for the
                                            respective prior term of this Lease;
                                            specifically:

                                            First option term monthly rent:
                                            November 1, 2005 to October 31,
                                            2010, $55,392.35;

                                            Second option term monthly rent:
                                            November 1, 2010 to October 31,
                                            2015, $63,639.35.

                  (e) Option to Terminate:  So long as Tenant is not then in default under the terms of this
                                            Lease beyond any applicable grace
                                            periods, Tenant shall have the right
                                            to terminate this Lease at the end
                                            of the forty-second (42nd) Lease
                                            month (April 30,2004) by providing
                                            the Landlord with nine (9) months
                                            advance written notice due by July
                                            30, 2003. Along with said notice,
                                            the Tenant shall remit to the
                                            Landlord a Lease buy-out payment of
                                            $250,000 by bank check or certified
                                            check made payable to Landlord. If
                                            the Tenant does not exercise this
                                            option by the date specified (July
                                            31, 203), this Lease shall remain in
                                            full force and effect through the
                                            fifth (5th) lease year, ending on
                                            October 31, 2005.

                  (f) Option to Purchase:   So long as Tenant is not then in
                                            default under the terms of this
                                            Lease beyond any applicable grace
                                            periods, Tenant shall, on November
                                            1, 2005, have the option to purchase
                                            the Premises on an "AS IS, WHERE IS,
                                            WITH ALL FAULTS" basis for the net
                                            sum to Landlord of $5,938,432.00,
                                            the business terms of such Option to
                                            Purchase are outlined on Exhibit "G"
                                            hereof (which is attached hereto and
                                            made a part hereof) and by providing
                                            the Landlord with twelve (12) months
                                            advance written due October 31,
                                            2004) of Tenant's intent to exercise
                                            this purchase option.

SECTION 2.2 - DELAYED OCCUPANCY (INTENTIONALLY OMITTED)

SECTION 2.3 - EARLY OCCUPANCY

         If, at the Tenant's request, Landlord shall make the Premises available to Tenant prior to the Commencement Date for the purpose of installing fixtures and equipment or moving inventory into the Premises, then all of the terms and provisions of this Lease shall be in full force and effect from and after the date that Tenant shall first occupy said Premises or any part thereof, except that Tenant shall not be required to pay "Base Rent" but will be required to pay all operating expenses therefor. .

SECTION 2.4 - SURRENDER OF POSSESSION

         Upon the expiration of the term or earlier termination of this Lease, Tenant shall surrender and deliver possession of the Premises to Landlord together with all additions, alterations, improvements and replacements thereto (whether made by Tenant or Landlord and without any compensation or credit to Tenant) in broom-clean condition and in good condition and repair, excepting only ordinary wear and tear and loss by insured casualty. Upon the expiration of the Term of this Lease, all signs must be removed from the Premises and the Premises returned to its condition at the time of the affixing of the signs to the Premises. If any of Tenant's fixtures, equipment or other personal property kept in or about the Premises shall not have been removed therefrom prior to the surrender of the Premises hereunder, such personal property, at the option of Landlord, shall be deemed abandoned by Tenant and title thereto shall pass to Landlord without payment, notice or credit by Landlord to Tenant, and Landlord may store and/or dispose of same as it deems fit without any liability to Tenant or any other person.

SECTION 2.5 - HOLDING OVER

         If Tenant shall remain in possession of all or any part of the Premises after the expiration of the term of this Lease, Tenant shall be deemed a tenant of the Premises from month-to-month, at a monthly rental equal to twice the monthly rental then being paid by Tenant and subject to all the other terms and conditions of the within Lease which are not inconsistent with such month-to-month tenancy. Nothing herein contained shall be deemed a consent to or approval of, or to excuse, any holding over by Tenant without Landlord's prior written consent or without a new written agreement between the parties. Negotiations shall not be construed as an agreement to renew or enter into a new lease agreement. Upon any such holding over Tenant shall hold harmless and indemnify Landlord from and against any and all damages, costs and expenses sustained by Landlord as a result of Tenant's retention of possession of the Premises or any portion thereof. Tenant's occupancy shall be extended hereunder for the period, if any, during which environmental remediation is taking place due to the activities of Tenant during the term of the Lease.

                               ARTICLE III - RENT

SECTION 3.1 - BASE RENT AND ADDITIONAL RENT

         Tenant shall pay, (i) as base rent for the Premises, the sum of $48,107.50 per month (the "Base Rent") which sum(s) shall be paid in equal consecutive monthly installments, and (ii) the sums when due for all utilities, operating expenses, taxes, insurance, and any and all increase thereof as well as all other sums designated as "additional rent" under this lease. Within thirty (30) days of payment of taxes, Tenant shall provide Landlord with evidence, reasonably satisfactory to Landlord, of proof of payment thereof. Landlord shall not be required to accept any such sums paid if Tenant is in default hereunder. The monthly installments are payable in advance, without demand, deduction or offset, on or before the first day of each and every calendar month during the term of this Lease. Any such amount payable with respect to a period of time beginning prior to the commencement or ending after the expiration of the term hereof shall be prorated. Upon execution of this Lease by Tenant, Tenant shall pay one for the first month's Base Rent due hereunder to Landlord. The monthly Lease payments as provided for herein, shall commence on December 1, 2000 and continue thereafter to be paid on the first day of each month of this Lease until termination thereof. Notwithstanding anything to the contrary provided for herein, the Tenant shall be responsible for all operating expenses under this Lease commencing on the Commencement Date of this Lease and shall continue until termination of this Lease.

SECTION 3.2 - LATE CHARGES (GRADUATED)

         All rent and other charges payable under this Lease which are not paid when due shall be subject to a ten percent (10%) late fee per month commencing on the third day of the month and thereafter, until paid in full, computed upon the amount which is in default; not, however, to the exclusion of any other remedy for breach or default available to Landlord. In the event Landlord is required to process a check from Tenant that has been returned by the bank due to any act or omission of Tenant, Landlord shall be entitled to immediate payment of a handling charge of $50.00 in addition to any late payment charges and arrearages.

                             ARTICLE IV - UTILITIES

SECTION 4.1 - UTILITIES

         Tenant shall promptly arrange to have put in its name and pay for all utilities furnished to the Premises from the Commencement Date (September 10, 2000) of the Premises and continuing throughout the term of this Lease and any extension or holdover periods, including but not limited to, electric, gas, telephone, antennae, satellite receivers, exterior lighting provided by the local utility company, water, and sewer charges. Tenant shall also replace, as necessary, all electric light lamps, bulbs and/or tubes and ballasts serving the Premises.

SECTION 4.2 - INTERRUPTION OF SERVICES

         Tenant understands and acknowledges that any one or more utilities or other building services may be interrupted by reason of accident, failure of equipment, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premise or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from obligations to perform its covenants under this Lease.

                           ARTICLE V - USE OF PREMISES

SECTION 5.1 - PERMITTED USE

         The Premises shall be used solely for the purposes specified in Section 3 of Exhibit "A" in the normal course of business in Tenant's trade or industry and in accordance with the terms and conditions set forth in this Lease and the reasonable recommendations of Landlord's insurance underwriters and for no other purpose or use whatsoever without the prior written consent of Landlord, which consent may, in Landlord's sole and absolute discretion, be withheld. Tenant shall not use or occupy, or permit the use or occupancy of the Premises, in any manner as might constitute a nuisance; or violate the terms and conditions of this Lease; or any applicable laws, codes, ordinances, rules and regulations; or of any certificate of occupancy applicable to the Premises; or for any purpose or in any manner liable to cause damage to the Premises or Building.

SECTION 5.2 - COVENANTS REGARDING USE

         In connection with its use of the Premises, Tenant agrees to the following:

         (a) Tenant shall not use the Premises or allow the Premises to be used in any manner deemed hazardous because of fire risk or otherwise. No hazardous substance or equipment shall be brought or kept on the Premises or adjacent areas, or stored or used therein, without prior written consent of Landlord, except as used in the ordinary course of Tenant's business and at all times used in accordance with applicable laws. If any of Tenant's operations produce gases, vapors, odors, smoke, residuary material or noise in violation of applicable law. Tenant will, on Landlord's written request, forthwith cease such operation or install ventilating or other apparatus to eliminate such disturbances. If Tenant installs equipment that unbalances or overloads electrical equipment or wiring in or about the Premises, it shall correct such unbalanced or overloaded condition and replace any equipment or wiring thereby damaged at its own expense. Tenant shall not deposit oil, grease, solvents or other substances in sewers or drains serving the Premises. In the event of a spill or release, Tenant shall have such sewers and drains cleaned at its expense.

         (b) Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner that would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Tenant, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of fire and public liability insurance covering the Premises and the Building at a reasonable cost. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

SECTION 5.3 - ACCESS TO AND INSPECTION OF THE PREMISES

         Landlord reserves the right to enter the Premises or any part thereof, at any time in the event of an emergency, and otherwise at reasonable times, after reasonable notice, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or the Landlord's interests, or as may be necessary in order to comply with all laws, orders and requirements of any governmental authority; or for the purpose of exhibiting same to prospective tenants, purchasers, lenders, or existing mortgagees.

         In the event of an environmental related release, discharge, spill or other type of contamination, Landlord shall have the unqualified right (but not the obligation) and without limiting Landlord's other rights under the Lease, with and after consultation with Tenant, to take immediate responsive action, including entering the Premises for testing purposes and implementing such remedial action as it deems necessary or advisable without interference from Tenant. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights shall be payable by Tenant upon demand.

SECTION 5.4 - COMPLIANCE WITH LAWS

         Tenant shall at its sole cost and expense, comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, conditions and occupancy of the Premises, provided, however, Tenant shall have no obligation to make any alteration or improvement to the Premises, or to the building of which the Premises forms a part, which would constitute a capital improvement, to the extent that said capital improvements are not necessitated as a result of Tenant's actions or conduct or Tenant's use and/or operations within or about the Premises. Notwithstanding the foregoing, if the cost of any capital improvement(s) exceeds $100,000 Landlord shall have the right to terminate the Lease upon one hundred eighty (180) days notice unless Tenant agrees in writing to make such capital improvements at its sole cost and expense.

         Tenant shall secure all necessary governmental permits for its use and occupancy of the Premises as are required from time to time and shall provide copies of the same to Landlord upon request or whenever a new permit is required to be obtained.

SECTION 5.5 - COMPLIANCE WITH BUILDING RULES AND REGULATIONS

         Rules and regulations governing the use and occupancy of the Building have been adopted by Landlord for the mutual benefit and protection of the Building and/or Complex. Tenant shall comply with and conform to the rules and regulations currently in effect, which are set forth in a schedule attached hereto, made a part hereof and marked Exhibit "E". Landlord shall have the right to amend such rules and regulations or to adopt new rules and regulations from time to time in any manner that it deems necessary or desirable in order to insure the safety, care, proper maintenance and cleanliness of the Premises and the preservation of order therein.

SECTION 5.6 - ENVIRONMENTAL MATTERS.

         5.6.1 DEFINITIONS

         5.6.1.1 HAZARDOUS MATERIAL. Hazardous Material means any substance:

         (a) the presence of which requires investigation, notice or Remediation under any federal, state, or local statute, regulation, ordinance, order, action, policy or common law; or

         (b) which is or becomes defined as a "hazardous material," "hazardous waste," "hazardous substance," " regulated substance," "pollutant" or "contaminant" under any federal, state, or local statute, regulation, rule, or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.) and/or any subsequent or successor laws or regulations and any amendments thereto and/or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.); or

         (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency, or instrumentality of the United States, the State of Ohio or any political subdivision thereof; or

         (d) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; or

         (e) which contains gasoline, diesel fuel, or other petroleum hydrocarbons; or

         (f) which contains Polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

         5.6.1.2 ENVIRONMENTAL REQUIREMENTS. Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, commissions, boards, bureaus, or instrumentalities of the United States, states, regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation:

         (a) All requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, pollutants, contaminates, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and

         (b) All requirements pertaining to the protection of the health and safety of employees or the public.

         5.6.1.3 ENVIRONMENTAL DAMAGES. Environmental Damages means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or un-matured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and disbursements and consultants' and witnesses' fees, any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Premises or migrating or threatening to migrate to or from the Premises, or the existence of a violation of Environmental Requirements pertaining to the Premises, including without limitation:

         (a) Damages for personal injury, or injury to property or natural resources occurring upon or off the Premises, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, and penalties including, but not limited to, claims brought by or on behalf of employees of Tenant;

         (b) Fees incurred for the services of attorneys, consultants, contractors, experts, and laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, or monitoring work required by any federal, state, or local governmental agency or political subdivision or court, or reasonably necessary to make full economic use of the Premises and any other property in the manner consistent with its current use or otherwise expended in connection with such conditions, and including, without limitation, any attorneys' fees, costs, and expenses incurred in enforcing this agreement or collecting any sums due hereunder;

         (c) Liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced herein; and

         (d) Diminution in the value of the Premises and adjoining property, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rent-able or usable space or of any amenity of the Premises and adjoining property.

         5.6.2 TENANT'S OBLIGATION TO INDEMNIFY, DEFEND, AND HOLD HARMLESS. Tenant, its successors, assigns and guarantors agree to indemnify, defend, and hold harmless the following persons from and against any and all Environmental Damages arising from activities of Tenant or its employees, agents, contractors, subcontractors, or guests, licensees, or invitees which (1) result in the presence of Hazardous Materials upon, about, or beneath the Premises or migrating to or from the Premises, or (2) result in the violation of any Environmental Requirements pertaining to the Premises and the activities thereon, except any Environmental Damages arising from any Hazardous Materials which existed upon the Premises prior to the Commencement date.

         (a)      Landlord;

         (b) any person who acquires an interest in the Premises in any manner, including, but not limited to, purchase at a foreclosure sale or otherwise; and

         (c) the directors, officers, shareholders, employees, members, partners, agents contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns, guests, and invitees of such persons.

         This obligation shall include, but not be limited to, the burden and expense of the indemnified parties in defending all claims, suits, and administrative proceedings, including attorneys' fees and expert witness and consulting fees, even if such claims, suits, or proceedings are groundless, false, or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons, and all such expenses incurred in enforcing the obligation to indemnify. Tenant, at its sole expense, may employ additional counsel of its choice to associate with counsel representing the indemnified parties.

         5.6.3 TENANT'S OBLIGATION TO REMEDIATE. Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this agreement, Tenant shall, upon demand of Landlord, and at its sole cost and expense, promptly take all actions to remediate the Premises which are reasonably necessary to mitigate Environmental Damages of Tenant or its employees, agents, contractors, subcontractors, or guests, licensees, or invitees or to allow full economic use of the Premises, or are required by Environmental Requirements, which remediation is necessitated by the (1) introduction of a Hazardous Material upon, about, or beneath the Premises or (2) a violation of Environmental Requirements, either of which is caused by the actions of tenant, its employees, agents, contractors, subcontractors, guests, invitees, or licensees. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies, reports, or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring, or restoration work, whether on or off the Premises. Tenant shall take all actions necessary to restore the Premises to the condition existing prior to the introduction of Hazardous Material upon, about, or beneath the Premises, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies. All such work shall be performed by one or more contractors, selected by Tenant and approved in advance and in writing by Landlord. Tenant shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of governmental entities. Any such actions shall be performed in a good, safe, and workmanlike manner and shall minimize any impact on the business conducted at the Premises. Tenant shall pay all costs in connection with such investigatory and remedial activities, including, but not limited to, all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities, and copies of any correspondence with any governmental entity related to such activities. Promptly upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with applicable federal, state, and local laws and regulations, remove all associated equipment, and restore the Premises to the maximum extent possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder. Provided, however, that Tenant shall not be obligated to remediate environmental damages which result from seepage of Hazardous Materials onto the Premises from adjacent property unless the presence on the adjacent property was caused by Tenant or its employees, agents, contractors, subcontractors, guests, invitees, or licensees.

         5.6.4 NOTIFICATION. If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected, or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Premises or past or present activities of any person thereon, or that any representation set forth in this agreement is not or is no longer accurate, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord, within ten days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, correcting information, or actual or threatened event or condition, together with copies of any such notice or communication. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification or communication.

         5.6.5 NEGATIVE COVENANTS.

         5.6.5.1 NO HAZARDOUS MATERIAL ON PREMISES. Except in strict compliance with all Environmental Requirements, , Tenant shall not cause, permit, or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined, or used upon, about, or beneath the Premises by Tenant, its agents, employees, contractors, subcontractors, guests, licensees, or invitees, or any other person. Tenant shall deliver to Landlord copies of all documents that Tenant provides to any governmental body in connection with compliance with Environmental Requirements with respect to the Premises, such delivery to be contemporaneous with provision of the documents to the governmental agency.

         5.6.5.2 NO VIOLATIONS OF ENVIRONMENTAL REQUIREMENTS. Tenant shall not cause, permit, or suffer the existence or the commission by Tenant, its agents, employees, contractors, subcontractors, guests, licensees, or invitees, or any other person of a violation of any Environmental Requirements upon, about or beneath the Premises or any portion thereof.

         5.6.5.3 NO ENVIRONMENTAL OR OTHER LIENS. Tenant shall not create or suffer or permit to exist with respect to the Premises, any lien, security interest, or other charge or encumbrance of any kind, including without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Sections 9607(1)) or any similar state statue to the extent that such lien arises out of the actions of Tenant, its agents, employees, contractors, subcontractors, guests, licensees, or invitees.

         5.6.6 LANDLORD'S RIGHT TO INSPECT AND TO AUDIT TENANT'S RECORDS. Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Premises and to inspect and audit Tenant's records concerning Hazardous Materials at any reasonable time to determine whether Tenant is complying with the terms of the lease, including but not limited to the compliance of the Premises and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Premises or surrounding properties and activities thereon. If Landlord has reasonable cause to believe Tenant is in default with respect to any of the provisions of this lease related to Hazardous Materials, Environmental Requirements, or Environmental Damages, the Landlord shall have the right, but not the duty, to retain at the sole expense of Tenant an independent professional consultant to enter the Premises to conduct such an inspection and to inspect and audit any records or reports prepared by or for Tenant concerning such compliance. Tenant hereby grants to Landlord the right to enter the Premises and to perform such test on the Premises as are reasonably necessary in the opinion of Landlord to assist in such audits and investigations. Landlord shall use reasonable efforts to minimize interference with the business of Tenant by such tests, inspections, and audits, but Landlord shall not be liable for any interference caused thereby.

         5.6.7 LANDLORD'S RIGHT TO REMEDIATE. Should Tenant fail to perform or observe any of its obligations or agreements pertaining to Hazardous Materials or Environmental Requirements, then Landlord shall have the right, but not the duty, without limitation upon any of the rights of Landlord pursuant to this agreement, to enter the Premises personally or through its agents, consultants, or contractors and perform the same. Tenant agrees to indemnify Landlord for the costs thereof and liabilities therefrom as set forth in Paragraph 5.6.2.

         5.6.8 LANDLORD'S OBLIGATION TO REMEDIATE. Landlord agrees to remediate all Environmental Damages (1) caused by Landlord, its agents, employees, contractors, subcontractors, guests, licensees, or invitees, or (2) not so caused but arising prior to Commencement Date hereof and not caused by Tenant, its agents, employees, contractors, subcontractors, guests, licensees, or invitees.

         5.6.9 LANDLORD'S OBLIGATION TO INDEMNIFY, DEFEND, AND HOLD HARMLESS CONCERNING ENVIRONMENTAL MATTERS. Landlord, its successors, assigns, and guarantors, agree to indemnify, defend, reimburse, and hold harmless the following persons from and against any and all Environmental Damages arising from activities of Landlord or its employees, agents, contractors, subcontractors, guests, licensees, or invitees; or which occurred prior to the Commencement Date (and were not caused by Tenant, its agents, employees, contractors, subcontractors, guests, licensees, or invitees) which (1) result in the presence of Hazardous Materials upon, about, or beneath the Premises or migrating to or from the Premises, or (2) result in the violation of any Environmental Requirements pertaining to the Premises and the activities thereon:

         (a)      Tenant;

         (b) the directors, officers, shareholders, employees, partners, agents contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns, and invitees of Tenant.

         This obligation shall include, but not be limited to, the burden and expense of the indemnified parties in defending all claims, suits, and administrative proceedings, including attorneys' fees and expert witness and consulting fees, even if such claims, suits, or proceedings are groundless, false, or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons, and all such expenses incurred in enforcing the obligation to indemnify. Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

         5.6.10 NO STORAGE TANKS WITHOUT WRITTEN APPROVAL. Tenant agrees that it will not install any Aboveground Storage Tanks (ASTs) or Underground Storage Tanks (USTs) or waste water treatment facilities or other similar facilities upon, about or beneath the Premises which contain materials which, if known to be present in soil or groundwater, would require cleanup, remediation, containment, operation, maintenance, monitoring, or restoration work, whether upon, about or beneath the Premises or adjacent properties, without prior written approval of Landlord. Approval shall be granted or denied at Landlord's sole discretion.

         5.6.11 SURVIVAL OF ENVIRONMENTAL OBLIGATIONS. The obligations of Landlord and Tenant as set forth in Paragraph 5.6 and all of its subparagraphs shall survive termination of this lease and the expiration of the term.

                ARTICLE VI - MAINTENANCE, REPAIRS AND ALTERATIONS

SECTION 6.1 - LANDLORD'S OBLIGATIONS.

         (a) Except as otherwise expressly provided in this Lease, Landlord shall, at Landlord's sole cost and expense, maintain and make all necessary repairs and replacements to the exterior structure of the Building (including the exterior walls, metal roof deck and the attached exterior roofing system, gutters, downspouts and foundations) and interior structural supports, so as to keep same in compliance with building, zoning and fire codes, and all other applicable laws and otherwise in good order and repair.

         (b) Any and all loss, injury, breakage or damage to the Premises or the Building of which they are a part, caused, directly or indirectly, by Tenant or its agents, contractors, employees and invitees, including individuals and persons making deliveries to or from the Premises, except to the extent that the foregoing is inconsistent with the provisions of the "Waiver of Subrogation" set forth in Section 7.2 of this Lease, shall be repaired by Landlord at the sole expense of Tenant. Payment of the cost of such repairs by Tenant shall be immediately due and payable as additional rent. This provision shall not be in limitation of any other rights and remedies which Landlord has or may have in such circumstances.

SECTION 6.2 - TENANT'S OBLIGATIONS.

         (a) Except as otherwise expressly provided in this Lease, Tenant shall, at Tenant's sole cost and expense, keep and maintain the interior of the Premises and all non-common fixtures and equipment therein, including, but not limited to, all plumbing, HVAC equipment and ducts attached thereto, (including any such equipment which may be mounted outside the Premises and which serves Tenant exclusively); exposed electrical, gas, water and sewer pipes, lines and connections within the Premises; fire extinguishers; interior wall, ceiling and floor surfaces and coverings; dock bumpers, dock lift and seals; cranes; all exterior lighting and components thereof, including, without limitation, all bulbs, poles and their bases, globes and wiring; window frames and glass; all doors (including overhead and sliding); and all signs of Tenant erected on the Building or outside of the Premises in good repair, order and condition, making all repairs and replacements thereto as may be required; make all necessary repairs and replacements and perform all necessary maintenance and custodial service with regard to the Premises, including, without limitation, parking lots, driveways and sidewalks, water, sewer, and sprinkler lines and fixture related thereto located in, on or about the Premises ; remove any snow and ice; landscaping and all ground maintenance, (i.e., lawn mowing, weed control, etc.) which may be required. All repairs and replacements shall be in quality equal to or better than the original equipment, materials or work. Tenant shall at all times maintain sufficient heat in the Premises to prevent freezing of sprinkler and water lines. If Tenant installs or moves partitions or walls within the Premises, Tenant shall make, at its own expense but subject to Landlord's approval, all additions to or changes in location of heating, plumbing, sprinkler or electrical lines and equipment made necessary by those installations. Tenant shall be responsible for weed control and snow removal over any sidewalks, stairways, ramps, driveways or dock areas contiguous to the Premises and over which Tenant has exclusive use or control. Tenant shall provide and contract for a preventative maintenance program for the HVAC system, sprinkler systems and all cranes located on the Premises; and further provide Landlord with a quarterly report thereof.

         (b) In the event the HVAC must be replaced during the Term of this Lease, Landlord and Tenant shall be responsible for the cost of the replacement of the HVAC based upon the following formula:

                  1. The portion of the cost for the Tenant shall be the total cost of the unit times the years remaining for the initial Term on this Lease (or if exercised, any extensions thereof) divided by the useful life of the unit;

                  2. The portion of the cost for the Landlord shall be the balance remaining after deducting Tenant's portion from the total cost of the unit.

         (c) If there now is or shall be installed in the Premises or Building a "sprinkler system", and if any governmental authority or Landlord's fire insurance carrier require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of the Tenant's business or operations, or the location of partitions, trade fixtures, or other contents of the Premises, or for any other reason, or if any such changes, modifications, alterations or additional equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in Landlord's fire insurance premium or rate, Tenant shall, at the Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

SECTION 6.3 - LANDLORD'S RIGHT

         If Tenant fails to perform Tenant's obligations under this Lease, Landlord may (but shall not be required to) enter upon the Premises, after ten
(10) days' prior written notice to Tenant (except for cases of emergency or imminent threat of damage to person or property where such notice will not be required) and put the Premises in good order, condition and repair, which shall include the right to cause the Premises to comply with all requirements set forth in any applicable building codes and ordinances and the cost thereof, together with the sum of fifteen percent (15%) of said costs for overhead and supervision by Landlord, shall become due and payable to Landlord upon demand; provided, however, if Tenant commences to perform such obligations within such ten (10) day period and diligently pursues such performance to completion within a reasonable time and to Landlord's reasonable satisfaction, Landlord shall not have the right to perform such obligations.

SECTION 6.4 - ALTERATIONS OR IMPROVEMENTS

         Provided that any additions, improvements or alterations of non-structural components of the Premises permitted under this Section 6.4 does exceed $10,000 on a per project basis. Tenant may make such additions, improvements or alterations of non-structural components of the Premises without the advance written approval of the Landlord. With regard to all other improvements and alterations of non-structural components of the Premises in excess of $10,000, Tenant hereby agrees to make no additions, improvements or alterations, nor attach or affix any equipment or fixtures to the Premises or Building without, in each instance, having obtained the prior written consent of Landlord to Tenant's plans and specifications, (which response shall not be unreasonably, withheld or delayed) and also obtaining prior to the commencement of any work, any building permit(s) and approvals which may be required by any governmental authority. Tenant shall make said improvements or alterations in accordance with all applicable laws, insurance regulations and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Premises and shall comply with such requirements as Landlord considers reasonably necessary or desirable, including, without limitation, requirements as to the manner in which and the times at which such work shall be done. No material modifications or additions to any previously approved plans and specifications shall be made without Landlord's prior written consent, which response shall not be unreasonably withheld or delayed. Tenant further agrees to promptly deliver to Landlord "as built" plans and specifications subsequent to the completion of any such alterations or improvements.

         Tenant shall promptly pay all costs attributable to any alterations and improvements performed by or on behalf of Tenant, and shall indemnify Landlord against claims asserted as a result thereof, and against any costs or expense which may be incurred as a result of building code violations attributable to such work.

         All additions, decorations, fixtures and equipment (except Tenant's trade fixtures) and improvements in or upon the Premises, shall, unless Landlord elects to require their removal, become the property of Landlord and shall remain upon the Premises at the termination of this Lease, without compensation, allowance or credit to Tenant. If, upon Landlord's demand, Tenant does not remove said improvements, Landlord may remove the same at Tenant's expense, including the cost of restoring the Premises to its original condition.

SECTION 6.5 - TRADE FIXTURES

         All trade fixtures and equipment, signs, movable partitions, shelving and like property installed on the Premises by Tenant and all inventory and other personal property of Tenant, shall be removed by Tenant on the expiration or earlier termination of this Lease and Tenant shall repair, at its own expense, any and all damage to the Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures, furnishings and other property from the Premises, then Landlord may remove or otherwise dispose of same at Tenant's expense, including the cost of restoring the Premises to its original condition.

SECTION 6.6 - LIENS

         Tenant shall not suffer or permit to remain upon all or any part of the Premises or the Building or Tenant's interest in this Lease any lien for work performed or materials supplied to or for Tenant and/or to or for the Premises, or any other lien or encumbrance thereon arising by reason of Tenant's use and occupancy thereof. Tenant, at its own cost and expense, shall defend Landlord against any action, suit or proceeding which may be brought on any such lien or for the enforcement thereof; shall cause any such lien or encumbrance to be removed and satisfied of record within thirty (30) days after notice of the filing thereof, and shall indemnify and hold harmless the Premises, the Building and Landlord against any and all loss, damage, cost, expense or liability by reason of or in connection with any claims, demands, suits, actions or other proceedings for the enforcement thereof. In the event such lien cannot be released and removed through appropriate proceedings within such thirty (30) day period, Tenant shall cause such lien to be bonded or insured over by a reputable title insurer or surety reasonably satisfactory to Landlord, or provide Landlord with a letter of credit, certificate of deposit or other comparable security in the amount of 125% of the amount of such lien. Tenant thereafter shall be entitled to contest such lien as long as Tenant shall contest such lien diligently by appropriate proceedings (provided such contest shall not cause any sale, foreclosure or forfeiture of the Premises by reason of such nonpayment) and cause the same to be removed or discharged prior to entry of any order foreclosing the same. In the event that any such lien is not so released and removed, bonded over or secured against, or in the event Tenant shall fail to contest such lien as herein required, Landlord may, upon at least five (5) days' notice to Tenant, take all action necessary to release and remove such lien and avail itself of any security provided by Tenant (without any duty to investigate the validity thereof), and Tenant shall promptly, upon demand, reimburse Landlord for all sums, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Landlord in connection with the release and removal of such lien.

                      ARTICLE VII - LIABILITY AND INSURANCE

SECTION 7.1 - LIABILITY AND INSURANCE

         Tenant hereby agrees to indemnify and hold Landlord harmless from and against any cost, damage, claim, liability or expense (including attorneys' fees) incurred by or claimed against Landlord, directly or indirectly, as a result of or in any way arising from Tenant's use and occupancy of the Premises or in any other manner which relates to the business of Tenant, including the acts or omissions of Tenant and Tenant's employees, agents, contractors and invitees. Notwithstanding the foregoing, Tenant shall not be responsible for nor indemnify Landlord against any cost, damage, claim, liability or expense (including attorney's fees) arising, directly or indirectly, as a result of the negligence or misconduct of Landlord or Landlord's agents, employees, contractors or invitees. Tenant further covenants and agrees that at all times during the term of this Lease or any renewals or extensions hereof, it shall maintain in full force and effect, with a financially responsible insurance carrier licensed to transact business in the jurisdiction in which the Premises is located and reasonably approved by Landlord, at Tenant's sole cost and expense, the following policies of insurance:

         (a) Comprehensive All Risk General Liability Insurance (including automobile), against claims for personal injury, wrongful death and property damage occurring upon or about the Premises, with limits of liability not less than $2,000,000.00 general aggregate, and with limits of liability not less than $1,000,000 per occurrence combined single limit for both bodily injury and wrongful death, including $500,000.00 for property damage per occurrence, with endorsements naming both Landlord and Landlord's mortgagee(s) as additional insureds as their respective interests may appear and that such policy shall remain in full force and effect notwithstanding that the insured has waived its right of action against Landlord prior to the occurrence of a loss. Upon written request by Landlord, Tenant shall, within thirty (30) days of such written request, provide Landlord with true and exact copies of all insurance policies required under this Lease. Landlord and Tenant agree that any conflict between any insurance certificates and actual policies shall be resolved in favor of the policy. Failure to supply the policies within said thirty (30) day period may be considered an act of default by Landlord.

         (b) An all-risk policy of Fire and Extended Coverage insurance on Tenant's trade fixtures, merchandise, equipment, improvements and all other personal property located in or comprising a part of the Premises and either belonging to Tenant or in the care, custody and control of Tenant, and providing insurance against damage caused by fire, lightning, flood and all other risks typically included within the coverage provided by an all risk policy. Said policy of insurance shall be in an amount not less than the replacement value of Tenant's trade fixtures, merchandise, improvements and other personal property.

         (c) Tenant's Contractor's Insurance. Tenant shall require any contractor of Tenant performing work on the Premises to carry and maintain, at no expense to Landlord:

                  (i) Comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000.00) and not less than Two Million Dollars ($2,000,000.00) general aggregate with respect to personal injury or death, and Five Hundred Thousand Dollars ($500,000.00) per occurrence with respect to property damage; and

                  (ii) worker's compensation or similar insurance in form and amounts required by law.

         (d) Tenant's insurance will be written by companies having an A.M. Best Company rating of A-VII or better (or if an insurer is not rated by A.M. Best Company, then the insurer must have a financial standing comparable to that of Industrial Risk Insurance as of the date of this Lease). All forms of Tenant's liability insurance will name Landlord and its first mortgagee as additional insureds, this includes, but is not limited to, Pollution and Remediation Legal Liability; Stop Loss Policies and any other special liability policy providing coverage for liabilities upon, about or beneath the Premises or adjacent properties.

         (e) Tenant shall deliver to Landlord as a condition precedent to its taking occupancy of the Premises a certificate(s) evidencing the above-mentioned insurance coverage. Each policy shall contain an endorsement that will prohibit its cancellation prior to the expiration of thirty (30) days after written notice of such proposed cancellation has been furnished to Landlord. Tenant shall deliver to Landlord at least fifteen (15) days prior to the expiration of any of the policies required to be maintained hereunder, a certificate(s) evidencing renewal or replacement of same.

         (f) In addition to the receipt of a certificate of insurance as provided in Paragraph 7.1 (e), Landlord reserves the right to request a complete copy of any and all liability policies providing coverage for liabilities upon, about or beneath the Premises or adjacent properties. Tenant agrees to provide Landlord with a complete copy of any and all requested policies within five (5) business days of such a request.

         Landlord makes no representation that the minimum coverages specified above are adequate to protect Tenant against Tenant's obligations under the terms of this Lease, and it is Tenant's responsibility to provide additional coverage as it deems necessary.

SECTION 7.2 - WAIVER OF SUBROGATION

         Landlord and Tenant hereby waive all causes of action and rights of recovery which either has or may have or which may hereafter arise, and on behalf of any person or entity claiming through or under them by way of subrogation or otherwise, for any loss or damage to the Building or any portion thereof, property or operations therein, by reason of fire or any peril insured against by standard fire and extended coverage insurance, regardless of cause or origin, including any act of negligence by either party, but only to the extent of any recovery under any such policy of insurance then in effect, and only if such waiver shall not invalidate or impair the coverage of any such policy of insurance. Each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance, notice of the terms of the mutual releases contained in this Section 7.2 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section 7.2. Landlord and Tenant hereby indemnify the other against any loss or expense, including reasonable attorney fees, resulting from the failure to obtain such waiver.

SECTION 7.3 - LOSS OR DAMAGE TO PROPERTY

         Tenant hereby agrees that all personal property of every kind or description which may at any time be kept in or about the Premises including, but not limited to, motor vehicles, merchandise, fixtures and equipment, shall be there at the sole risk of Tenant, or at the risk of those claiming under Tenant, and Landlord shall not be liable for the care, safety or theft of said property, nor for any damage or injury thereto. In addition, Landlord shall have no liability for any damage to said property or loss suffered by Tenant arising directly or indirectly from the bursting, overflowing or leaking of water, sewer or steam pipes, heating and plumbing fixtures, and roof leaks; electrical wiring and equipment; heat or cold; gas or odors; any act of any other tenant or occupant of the Premises; and any other manner whatsoever, unless caused by Landlord's negligence, but only to the extent not waived by the Waiver of Subrogation/Waiver of Claims contained in Section 7.2 hereof.

                           ARTICLE VIII - DESTRUCTION

SECTION 8.1 - CASUALTY DAMAGE AND RESTORATION

         In the event of damage to or destruction of the Premises, then the following provisions shall apply:

         (a) If the Premises shall be destroyed or damaged by any cause as to be unfit in whole or in part for occupancy, and in Landlord's reasonable judgment, such destruction or damage could reasonably be repaired within ninety
(90) days from the date of said destruction or damage, then Tenant shall not be entitled to surrender possession of the Premises, nor shall Tenant's liability to pay rent under this Lease cease without the mutual consent of the parties hereto; but in the case of any such destruction or damage, Landlord shall repair the same with all reasonable speed and shall use all reasonable efforts to complete such repairs within ninety (90) days from the date of said destruction or damage, and if, during such period, Tenant shall be unable to use all or any portion of the Premises, a proportionate allowance shall be made to Tenant from the rent and other charges due from Tenant corresponding to the time during which and to the portion of the Premises of which Tenant shall be so deprived of the use on account thereof.

         (b) If, in Landlord's reasonable judgment, such destruction or damage cannot be repaired within ninety (90) days from the date of said destruction or damage, Landlord shall notify Tenant within thirty (30) days after the happening of such destruction or damage, and Tenant shall have the option, within thirty (30) days after the receipt of such notice, to elect either to terminate this Lease and any further liability hereunder or to extend the term of the Lease by a period of time equivalent to the time from the happening of such destruction or damage until the Premises are restored to their former condition. In the event Tenant elects to extend the term of the Lease, Landlord shall restore the Premises to their former condition within the time specified in the notice, and Tenant shall not be liable to pay rent for the period from the time of such destruction or injury until the Premises are so restored to their former condition.

        (c) In addition to all rights to cancel or terminate this Lease given to the Tenant in the two (2) preceding paragraphs, if the Premises are destroyed or damaged during the last twelve (12) months of the term of the Lease or any extension thereof to the extent of fifty percent (50%) or more of the then value of the Premises or the Building of which the Premises are a part, then Landlord shall have the right to cancel and terminate this Lease as of the date of such damage or destruction by giving notice thereof within thirty (30) days after the date of said damage or destruction.

                         ARTICLE IX - DEFAULTS; REMEDIES

SECTION 9.1 - DEFAULTS

         The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

         (a) Failure by Tenant to pay the rents reserved, charges for operating expenses or any other charges payable by Tenant hereunder, as and when due, and such failure shall continue for a period of three (3) business days after written notice thereof by Landlord to Tenant; or

         (b) Failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than the payment of money and such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant has commenced such cure within said thirty-day period and thereafter diligently pursues such cure to completion within a period of not more than thirty (30) additional days; or

         (c) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization under any bankruptcy, insolvency or other laws relating to the readjustment of indebtedness generally; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or (v) the Tenant shall violate or fail to comply with any environmental law, rule or regulation; and, for purposes of this clause (c), "Tenant" shall include any parent company of Tenant or any guarantor of some or all of Tenant's obligations under this Lease; or

         (d) Tenant shall vacate or abandon the Premises. Tenant's failure to occupy the Premises for a period of thirty (30) consecutive days shall be deemed conclusive evidence of abandonment

         (e) An assignment or subletting, which requires Landlord's consent or approval hereunder, of this Lease or any portion of the Premises without Landlord's prior written consent.

SECTION 9.2 - REMEDIES

         In the event of Tenant's default hereunder, Landlord, at Landlord's option, may terminate this Lease, or without terminating this Lease, re-enter and retake possession of the Premises by any means permitted by law and in either event may dispossess Tenant therefrom and neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises. If Landlord elects to terminate this Lease, or if this Lease is otherwise terminated pursuant to law by reason of any default on the part of Tenant, then Tenant shall pay to Landlord, as damages, and Landlord shall be entitled to recover, the then present value of the rents reserved hereunder for the entire remainder of the stated term hereof as if this Lease had not been terminated. No re-entry or retaking of possession of the Premises by Landlord shall be deemed to be an election by Landlord to terminate this Lease, which election may be made only by written notice thereof given to Tenant. If Landlord elects to re-enter and retake possession of the Premises without terminating this Lease, Tenant shall not be deemed released from its obligations to pay the rents reserved, charges for operating expenses and taxes and additional and other charges payable by Tenant hereunder and otherwise to perform the provisions of this Lease on Tenant's part to be performed hereunder, and all rents reserved for the entire remainder of the stated term hereof shall, at Landlord's option, be accelerated and become immediately due and payable.

         In no event shall Landlord be required to postpone or delay suit for such damages or accelerated rents until the date when the term of this Lease would have expired, or until such rents would have become payable, had not the within Lease been so terminated or the rents accelerated. If Landlord shall dispossess Tenant from the Premises as aforesaid, or if Tenant shall abandon or vacate the Premises, Landlord may, but shall not be obligated to, re-let all or any part of the Premises for such rents (including any reasonable rent concessions) and upon such other terms and conditions as Landlord, in Landlord's sole discretion, deems suitable and acceptable and for any use and purpose which Landlord deems appropriate. In the event of any such re-letting without the termination of this Lease, any rents received by Landlord for the Premises shall be applied first to the costs and expenses incurred by Landlord by reason of said repossession, retaking and re-letting, including, without limitation, brokerage costs and reasonable attorneys' fees and the cost of any repairs or restoration or alterations of said Premises, and then to the amount of rents and other charges payable by Tenant hereunder. The failure of Landlord to re-let or, if re-let, to collect the rent under such re-letting, shall not release or affect Tenant's liability hereunder for all such costs and expenses.

SECTION 9.3 - REPEATED DEFAULT

         Notwithstanding anything to the contrary set forth in this Lease, if Tenant shall be in default in the timely payment of any rent due Landlord pursuant to this Lease, and if any such default after written notice shall occur two (2) times in any period of twelve (12) consecutive months, then, notwithstanding that such default shall have been cured within the period after notice, as provided in Section 9.1 above, any further similar default within said twelve (12) month period shall be deemed to be a Repeated Default. In the event of a Repeated Default, Tenant shall not have the right to cure same and Landlord, without giving Tenant any further notice and without affording Tenant any opportunity to cure such default, may exercise any rights or remedies available to Landlord pursuant to Section 9.2 hereof, including, without limitation, the right to terminate this Lease or to require Tenant to increase its security deposit to an amount satisfactory to Landlord, at Landlord's sole discretion.

SECTION 9.4 - REMEDIES CUMULATIVE

         Exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

SECTION 9.5 - RENT DEMAND/ACCORD AND SATISFACTION

         (a) No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Landlord may accept such check or any partial payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity to collect the balance of such Rent.

         (b) After the service of any notice or commencement of any suit or final judgment therein, Landlord may receive and collect any Rent due and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment.

SECTION 9.6 - MITIGATION OF DAMAGES

         In the event of Tenant's default, the parties hereby agree and stipulate that once Tenant has completely vacated the Premises and relinquished possession and control thereof to Landlord, Landlord's efforts to mitigate its damages need not exceed the following: (a) include availability of space in regular broker informational mailings; (b) contact adjoining tenants, if any; and (c) place appropriate signage on the property advertising availability of space.

                      ARTICLE X - ASSIGNMENT AND SUBLETTING

SECTION 10.1 - ASSIGNMENT AND SUBLETTING

         Tenant hereby agrees not to (i) assign this Lease, or any interest therein; (ii) sublet the Premises, or any part thereof; (iii) permit the use or occupancy of the Premises or any part thereof by any person or entity other than Tenant; and (iv) not to permit any change to be made to the controlling interest in the business entity which is the Tenant, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld. Any such transfer by Tenant without Landlord's written consent shall be void and shall constitute a default under this Lease. However, no consent shall be required in the case of an assignment of this Lease or a subletting of all or any part of the Premises to a person or entity controlling, controlled by or under common control with Guarantor.

         If Landlord consents to an assignment or subletting, Tenant and Guarantor shall nevertheless remain fully and primarily responsible and liable for the payment of rent and the performance of all of Tenant's obligations under this Lease; provided, however, that in the event of a default under this Lease, Landlord may, at its option, collect rent directly from the assignee or subtenant and such action shall not be construed as a novation or release of Tenant and Guarantor, nor shall the acceptance of rent by Landlord or performance of any other obligation under this Lease from or by any person other than Tenant or Guarantor be deemed to be a waiver by Landlord of any provision of this Lease nor shall it be deemed to be a consent to an assignment of this Lease or the subletting of the Premises.

         In the event Landlord consents to any assignment or subletting by Tenant, any option to renew this Lease or right to extend the lease term or any right of first refusal to which Tenant may be entitled shall automatically terminate unless otherwise agreed to in writing by Landlord.

         If any sublease or assignment is at a rental rate that exceeds the Rent payable hereunder, such excess rental shall be paid to Landlord when received by Tenant and Guarantor as additional rent hereunder.

         It shall be a condition to any consent by Landlord that Tenant and Guarantor shall reimburse Landlord upon demand for any and all cost and expense, including, but not limited to, reasonable attorney fees for the review and preparation of documents, which may be received by Landlord in connection with any request for consent to an assignment or subletting, whether or not such consent is granted. Tenant and Guarantor further agrees that a minimum fee of $100.00 shall be payable to Landlord for each and every request to consent to an assignment or sublease, which fee shall be paid simultaneously with such request.

                    ARTICLE XI - NOTICE AND PLACE OF PAYMENT

SECTION 11.1 - NOTICES

         Any notice or demand which is or may be required by this Lease or by law shall be in writing and shall be deemed to have been given if delivered in person or mailed by a nationally recognized overnight courier service or Registered or Certified Mail, postage prepaid, or sent via facsimile transmission to the party who is to receive such notice at the address specified in Section 7 of Exhibit "A", or at such other address as either party may hereinafter designate by written notice to the other. Notice given by facsimile will be deemed to be received only upon the sender's receipt of a transmission report, generated by the sender's facsimile machine, which confirms that the facsimile was successfully transmitted in its entirety. If Landlord's or Tenant's telephone number where facsimile transmissions may be received shall change from the telephone number listed in Section 7 of Exhibit "A", it shall notify the other party of the new telephone number within three (3) business days of the change.

SECTION 11.2 - PLACE OF PAYMENT

         All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's manager at the address specified in
Section 7(f) of Exhibit "A" or any other address Landlord may specify from time to time by written notice given to Tenant.

      ARTICLE XII - SUBORDINATION, ATTORNMENT, NON-DISTURBANCE AND ESTOPPEL

SECTION 12.1 - SUBORDINATION

         Landlord shall have the right, at any time, and from time to time, to mortgage the Premises, the Building, the land upon which the Building is situated and any underlying leasehold estate, and this Lease and Tenant's interest hereunder shall be subject and subordinate, in all respects, to any and all such mortgage(s) which may now or hereafter affect the Premises. Tenant shall, and hereby agrees to, execute and deliver within ten (10) days after written request from Landlord or any such mortgagee any instrument or release so requested by Landlord or any such mortgagee subordinating the within Lease in favor of any such mortgage(s) or any renewals, extensions, modifications or replacements thereof, provided that such instrument acknowledges the rights of Tenant to "non-disturbance" so long as Tenant is not in Default under the terms of this Lease and in the event that Tenant shall fail or neglect to execute, acknowledge and deliver any such instrument or release, Landlord may, as attorney-in-fact of Tenant, execute, acknowledge and deliver the same and Tenant hereby irrevocably nominates and appoints Landlord as Tenant's attorney-in-fact for such purpose. In addition, Landlord may assign this Lease, or the rents reserved hereunder, or both, in Landlord's sole discretion, as additional security for any such mortgage or otherwise.

SECTION 12.2 - ATTORNMENT

         Should any party acquire title to the Premises pursuant to the exercise of any rights conferred by any mortgage(s) or security interest(s), this Lease shall not be terminated or affected due to a foreclosure or sale, or similar proceedings, rather any such party shall be vested with the rights and obligations conferred upon the Landlord pursuant to this Lease. Tenant hereby agrees to attorn to any such mortgagee, owner or other person or entity as its new landlord, and this Lease shall continue in full force and effect as a direct lease between Tenant and any new landlord, or such other person or entity, upon all agreements, conditions, covenants and terms herein set forth.

SECTION 12.3 - NON-DISTURBANCE

         If and so long as Tenant performs or observes all to the terms, conditions, covenants and obligations of this Lease required to be performed or observed by Tenant hereunder, Tenant shall, at all times during the Term hereof, have the peaceable quiet enjoyment and possession of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord. Landlord will use reasonable business efforts to obtain a Non-Disturbance Agreement from Landlord's existing Mortgage Lender. The obtaining of such Non-Disturbance Agreement shall not be a condition to the enforceability of this Lease.

SECTION 12.4 - ESTOPPEL CERTIFICATE

         At any time upon request of either party, the other agrees to execute and deliver within ten (10) days after request, a statement in writing certifying to any party specified (including, without limitation, any holder or prospective holder of any mortgage on the Premises or any purchaser or prospective purchaser of the Premises or any interest therein) to the signing party=s knowledge (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description thereof), (ii) the date to which rent, charges for operating expenses and taxes and additional or other charges have been paid, (iii) that neither party is not in default under any provision of this Lease (or if in default, the nature thereof in detail), and
(iv) such other matters reasonably requested, and in the event such party shall fail or neglect to execute and deliver any such certificate, the requesting party, in addition to any other rights or remedies, may, as attorney-in-fact, execute and deliver such certificate on behalf of the other party and the other party hereby irrevocably nominates and appoints such party as its as Tenant's proper and legal attorney-in-fact for such purpose.

                             ARTICLE XIII - SIGNAGE

SECTION 13.1 - SIGNAGE

         Tenant may erect, at its sole cost, appropriate signage advertising Tenant's business. The size, number, design and location of all signs shall require Landlord's written approval, which shall not be unreasonably withheld, prior to installation. All signs shall comply with all requirements of appropriate governmental authorities and all necessary permits or licenses shall be obtained by Tenant. Tenant shall maintain all signs in good condition and repair at all times, and shall save the Landlord harmless from injury to person or property arising from the erection and maintenance of said signs. Upon vacating the Premises, Tenant shall remove all signs and repair all damages caused by such installation and removal.

                             ARTICLE XIV - FINANCING

SECTION 14.1 - LANDLORD FINANCING

         Landlord shall have the right at any time to obtain financing secured in whole or in part by its interest in the Premises or under this Lease, and in connection therewith to mortgage or otherwise collaterally transfer its interest in the Premises or collaterally assign its interest under this Lease.

SECTION 14.2 - ANNUAL FINANCIAL STATEMENTS

         Tenant hereby agrees to cooperate with Landlord's existing or potential mortgagees and/or assignees and to comply with reasonable requests for financial information.

                ARTICLE XV - LANDLORD'S RIGHT TO RELOCATE TENANT

SECTION 15.1 - RELOCATION (INTENTIONALLY OMITTED)

                              ARTICLE XVI - WAIVERS

SECTION 16.1 - NO WAIVER BY LANDLORD

         No waiver of any of the terms, covenants, provisions, conditions, rules and regulations required by this Lease, and no waiver of any legal or equitable relief or remedy shall be implied by the failure of Landlord to assert any rights, or to declare any forfeiture, or for any other reason. No waiver of any of said terms, provisions, covenants, rules and regulations shall be valid unless it shall be in writing signed by Landlord. No waiver by Landlord or forgiveness of performance by Landlord with respect to Tenant or one or more other tenants of the Building or Complex shall constitute a waiver or forgiveness of performance in favor of Tenant herein, or any other tenant, or may be claimed or pleaded by Tenant to excuse a subsequent failure of performance of any of the terms, provisions, conditions, covenants, rules and regulations of this Lease.

SECTION 16.2 - WAIVER OF JURY

         Landlord and Tenant agree, that to the extent permitted by law and by applicable policies of insurance, each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by either against the other or on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises and/or any claim of injury or damage.

                   ARTICLE XVII - EMINENT DOMAIN/CONDEMNATION

SECTION 17.1 - EMINENT DOMAIN/CONDEMNATION

         In the event that the Premises, the Building, the Complex or any part thereof shall at any time after the execution of this Lease be taken for public or quasi-public use or condemned under eminent domain or conveyed under threat of such a taking or condemnation, Tenant shall not be entitled to claim, or have paid to the Tenant, any compensation or damages whatsoever for or on account of any loss, injury, damage, taking or conveyance of any right, interest or estate of the Tenant and the Tenant hereby relinquishes and hereby assigns to Landlord any rights to any such damages. Landlord shall be entitled to claim and have paid to it for the use and benefit of Landlord all compensation and damages for and on account of any right, title, interest or estate of Tenant in or to said Premises, Building and Complex. Tenant upon request of Landlord will execute any and all releases, transfers or other documents as shall be required by such public or quasi-public authority to effect and give further evidence and assurances of the foregoing. Notwithstanding the above, Tenant shall have the right to make a claim against the condemning authority but not against Landlord on account of interruption of Tenant's business, moving and relocation expenses and for depreciation to and removal of Tenant's trade fixtures, provided that such claim shall not reduce the amount of such claim by the Landlord.

                          ARTICLE XVIII - MISCELLANEOUS

SECTION 18.1 - ENTIRE AGREEMENT/EXHIBITS

         This Lease, including all exhibits, riders and addenda, constitute the entire agreement between the parties; it supersedes all previous understandings and agreements between the parties, if any, and no oral or implied representation or understandings shall vary its terms; and it may not be amended except by a written instrument executed by both parties hereto. All exhibits referred to in, and attached to, this Lease are hereby made a part of this Lease.

SECTION 18.2 - MEMORANDUM OF LEASE

         This Lease shall not be recorded, but, if requested by either party, a Memorandum of Lease, setting forth a description of the Premises, the term and any renewal rights hereof, and such other provisions hereof as may be required or appropriate for such purposes, excluding any reference to the rent payable hereunder may be recorded. The cost of preparation and recording shall be borne by the party requesting same.

SECTION 18.3 - SUCCESSORS AND ASSIGNS

         This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that an assignment, sublease or transfer of an interest in the Premises or in Tenant by Tenant in violation of the provisions of this Lease shall not vest any right, title or interest in the assigns.

SECTION 18.4 - SEVERABILITY OF INVALID PROVISIONS

         If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

SECTION 18.5 - CHOICE OF LAW

         The parties hereto agree that neither of them shall commence any action whatsoever, at law or in equity, for any matter or assert any claims relating to or arising from this Lease or the relationship of the parties, in any court other than those located in the County of Cuyahoga, State of Ohio. The parties hereto hereby consent to the jurisdiction of the state and federal courts located in Cuyahoga County, State of Ohio, for the litigation of any claims that exist or arise between them now or in the future. The parties hereby stipulate that venue, as well as jurisdiction, is proper only in Cuyahoga County, State of Ohio.

         Notwithstanding the foregoing, any action in forcible entry and detainer shall be filed in the Court having jurisdiction where the Premises are located.

SECTION 18.6 - DUPLICATES

         This Lease may be executed in several duplicates, all of which shall be deemed to be but one (1) original Lease.

SECTION 18.7 - BROKERS/LEASING FEES

         Tenant represents and warrants to Landlord that no broker procured, negotiated or was instrumental in procuring, negotiating or consummating this Lease except as set forth in Section 6 of Exhibit "A" and Tenant further represents and warrants to Landlord that unless otherwise agreed between Landlord and the broker(s) aforesaid prior to the date hereof, Landlord shall not be liable to any broker or other party for any commission or fee or other compensation in respect of the renewal of this Lease or extension of the term hereof. Tenant agrees to indemnify and hold harmless Landlord from any claims, demands, actions, losses, damages, costs, expenses and liabilities that may be based upon or alleged to be based upon any broker's or other party's commission or fee or other compensation in respect of this Lease, other than aforesaid, arising out of or alleged to arise out of any act or omission of Tenant. Landlord agrees that Tenant is not responsible for any payments due to brokers listed on Section 6 of Exhibit A.

SECTION 18.8 - AUTHORITY OF TENANT

         If Tenant is a corporation or partnership, each individual executing this Lease on behalf of said corporation or partnership represents and warrants that (s)he is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, in accordance with the bylaws of said corporation or the provisions of a valid partnership agreement and that this Lease is binding upon said corporation or partnership.

SECTION 18.9 - CERTAIN WORDS, GENDER AND HEADINGS

         As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

SECTION 18.10 - LANDLORD LIABILITY

         It is expressly understood and agreed by Tenant that nothing contained in this Lease shall be construed as creating any recourse against Landlord or its agents and employees, personally, for any breach by Landlord of any covenant, representation, agreement or condition, either expressed or implied, contained in this Lease, or with regard to any warranty contained in this Lease, and that so far as Landlord personally is concerned, Tenant and every person now or hereafter claiming any right under this Lease shall look solely to Landlord's interest in the Premises for the payment or other satisfaction thereof in the manner provided in this Lease, but subject to the foregoing, this shall not be construed in any way so as to affect or impair the legal enforceability of this Lease.

SECTION 18.11 - ATTORNEYS' FEES

         In the event Tenant or Landlord defaults in the performance or observance of any of the terms, conditions, covenants or obligations of this Lease, the defaulting party shall reimburse the other party for all reasonable attorneys' fees and expenses incurred by the defaulting party in securing compliance with the Lease, terminating the Lease, evicting Tenant (if applicable) and/or recovering damages. The parties agree that reasonable attorneys' fees shall be an amount equal to that actually incurred by the defaulting party, or if such attorney fees were on a contingency fee basis, then the amount retained by such party's attorney as the fee plus expenses.

SECTION 18.12 - FORCE MAJEURE

         In the event that Tenant or Landlord shall be delayed or hindered in or prevented from doing or performing any act or thing required hereunder by reason of strikes, lock-outs, casualties, Acts of God, labor troubles, inability to procure materials, failure of power, governmental laws or regulations, riots, insurrection, war or other causes beyond the reasonable control of Tenant or Landlord, as the case may be, then such party shall not be liable or responsible for any such delays and the doing or performing of such act or thing shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

SECTION 18.13 - EXHIBITING THE PREMISES

         During the last six (6) months of the term of this Lease, or an extension thereof or while Tenant is in default of any of its obligations under this Lease, Landlord may enter the Premises for the purpose of exhibiting said Premises to prospective tenants (or at any time during the Lease term or any extension thereof, Landlord may enter the Premises for the purpose of exhibiting said Premises to prospective purchasers) and putting up the usual "For Rent" and "For Sale" notices, which shall not be removed, obliterated or hidden by Tenant.

SECTION 18.14 - EXAMINATION OF LEASE

         The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and shall vest no right in either party. This Lease becomes effective as a Lease only upon execution and delivery thereof by both parties hereto.

SECTION 18.15 - NO PRESUMPTION AGAINST DRAFTER

         Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both parties and that, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

SECTION 18.16 - GUARANTEE

         This Lease Agreement and the covenants and obligations thereof of the Tenant are hereby guaranteed by the entity identified in Exhibit "F" attached hereto and made a part hereof.

         IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease as of September 13, 2000.

WITNESSES:                                    WESTON, INC., MANAGING AGENT FOR
                                              WESTON PROPERTY INVESTMENTS XV,
                                              LTD., OWNER

/s/ Anna E. Porrini                           By: /s/ James A. Asher
-----------------------------------              -------------------------------
                                              James A. Asher, Vice President
/s/ Peter B. Korte
-----------------------------------

                                                                    "LANDLORD"

                                              ERICO PRODUCTS, INC.
                                              AN OHIO CORPORATION

/s/ Susan M. Cherni                           By: /s/ Peter B. Korte
-----------------------------------              -------------------------------
                                              Peter B. Korte, General Counsel &
                                               Treasurer
/s/ James A. Asher
-----------------------------------

                                                                    "TENANT"

STATE OF OHIO                  :
                               :       SS
COUNTY OF CUYAHOGA             :

         BEFORE ME, a Notary Public, in and for said county and state, personally appeared the above-named Weston Inc., managing agent for Weston Property Investments XV, Ltd., by James A. Asher, its Vice President, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and his free act and deed as such officer.

         IN WITNESS WHEREOF, I have hereunder set my hand and official seal at Cleveland, Ohio, this 13th day of September, 2000.

                                                     /s/ Anna E. Porrini
                                            ------------------------------------
                                                        NOTARY PUBLIC

STATE OF OHIO                  :
                               :       SS
COUNTY OF CUYAHOGA             :

         BEFORE ME, a Notary Public, in and for said county and state, personally appeared the above-named ERICO Products, Inc., by Peter B. Korte, its General Counsel & Treasurer, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and his free act and deed as such officer.

         IN WITNESS WHEREOF, I have hereunder set my hand and official seal at Cleveland, Ohio this 13th day of September, 2000.

                                                     /s/ Susan M. Cherni
                                            ------------------------------------
                                                        NOTARY PUBLIC

                                   EXHIBIT "A"

Section

      1.    Parties:

            (a)         Landlord:               Weston Property Investments XV,
                                                Ltd. an Ohio limited liability
                                                company

            (b)         Tenant:                 ERICO Products, Inc. an Ohio
                                                corporation federal ident.#
                                                34-0961012

            (d)         Property Manager:       Weston Inc.
                                                29300 Aurora Road, 2nd Fl.
                                                Solon, OH 44139

      2.    Premises:

            (a) Building/ Complex: a portion of the land and improvements thereon, located at Address: 31700 Solon Road, Solon, Ohio 44139, all as more particularly described on Exhibit B.

                                                              YES   NO
            (b)   Leas-able Area:               Office        (X)   ( )
                  in Premises                   Industrial    ( )   (X)
                                                Warehouse     (X)   ( )
                  164,940 square feet           Commercial    ( )   (X)
                                                Outdoor       ( )   (X)

            (c)   Tenant's Proportionate Share:
                  Complex                       100%

      3.    Permitted Use of Premises:          General manufacturing and/or
                                                distribution

      4.    Address for Notices:

              (a) Landlord:                     Weston Property Investments XV,
                                                  Ltd.
                                                29300 Aurora Road, 2nd Fl.
                                                Solon, OH 44139
                                                Attn: General Counsel

              (b) Copy to Management Office:    Weston Inc.
                                                29300 Aurora Road, 2nd Fl.
                                                Solon, OH 44139
                                                Attn: Solon
                                                Road Property Manager
                                                Fax No.: (440) 349-9001

              (c) Tenant:                       ERICO Products, Inc.
                                                30575 Bainbridge Road
                                                Suite 300
                                                Solon, Ohio 44139
                                                Attn: General Counsel

              (d) Billing Address:              Same as (c)

              (e) Remittance Address:           Same as (a); attn: Accounts
                                                Receivable

      6.    Broker            (1) Colliers International (2) Grubb & Ellis
                                  1100 Superior Avenue       1350 Euclid Ave.
                                  Cleveland, Ohio 44114      Cleveland, OH 44115

      7. Tenant's Insurance: PLEASE NOTE THAT, PURSUANT TO SECTION 7.1 (a) OF THIS LEASE, TENANT IS REQUIRED TO MAINTAIN COMMERCIAL GENERAL LIABILITY INSURANCE IN AN AMOUNT NOT LESS THAN TWO MILLION DOLLARS ($2,000,000.00) AND PROPERTY DAMAGE INSURANCE IN AN AMOUNT NOT LESS THAN FIVE HUNDRED THOUSAND DOLLARS (($500,000.00) PER OCCURRENCE. WESTON INC., AS AGENT FOR THE LANDLORD, ALSO MUST BE NAMED ON THE INSURANCE CERTIFICATE AS AN ADDITIONAL INSURED FOR THE PREMISES AT THE ADDRESS LISTED IN SECTION 2 (a) OF THIS EXHIBIT.

                                   EXHIBIT "B"

                               LAYOUT OF PREMISES

                                     OMITTED

                                   EXHIBIT "C"

                          IMPROVEMENTS TO BE COMPLETED

BY LANDLORD: Landlord shall provide Tenant with a $50,000 improvement allowance for leasehold improvements to the Premises. Upon Tenant's submission of paid invoices to Landlord, Landlord shall pay said invoices to Tenant up to an amount not to exceed said $50,000. Landlord shall also:

         1. Ensure all HVAC, plumbing, electrical, dock doors and dock equipment is in good working order upon occupancy;

         2. Replace any burned out light bulbs or ballasts in the manufacturing plant light fixture;

         3. Broom clean warehouse floor; and

         4. General clean-up.

BY TENANT: NONE

                                   EXHIBIT "D"

                                     OMITTED

                                 RIDER TO LEASE
                                   EXHIBIT "E"

                              RULES AND REGULATIONS

(1) OBSTRUCTIONS: The sidewalks, driveways, parking areas, entrances, vestibules, elevators, hallways, stairways, loading docks, and passages shall not be obstructed by Tenant or used for storage of materials or equipment, (temporary or otherwise), display of merchandise, or any purpose other than unimpeded access to and from the Premises.

(2) WINDOWS AND PROJECTIONS: Nothing shall be affixed to or projected beyond the outside of the building by Tenant without the prior written consent of Landlord, including, but not limited to awnings and air-conditioning units, and no curtains, blinds, shades or screens shall be used in connection with any window of the Premises without the prior written consent of Landlord.

(3) ADVERTISING: Tenant shall not in any manner use the name of the Premises or the Building for any purpose other than that of the business address of Tenant, or use any picture or likeness of the Premises or the Building in any letterheads, envelopes, circulars, notices, advertisements, containers or similar items without Landlord's prior written consent.

(4) ANIMALS: Unless expressly permitted by Landlord, no animals or birds shall be brought or permitted to be in the Building or any part thereof.

(5) LOCKS: Unless expressly permitted by Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. If more than two keys for one lock are desired by Tenant, Landlord may provide the same upon payment by Tenant. Upon termination of this Lease or of Tenant's possession, Tenant shall surrender all keys of the Premises to Landlord and shall provide Landlord with the then current combination for any combination locks on safes, cabinets and vaults situated on the Premises.

(6) LEDGES AND WINDOWS: Tenant shall not place or permit to be placed any article of any kind on the window ledges or elsewhere on the exterior walls, and shall not throw or drop or permit to be thrown or dropped any article from any window of the Building.

(7) LODGING: The Premises shall not be used for lodging or sleeping purposes.

(8) ELECTRICAL EQUIPMENT: If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior written approval of Landlord, which approval shall not be unreasonably withheld, and then only under Landlord's direction, at Tenant's expense and otherwise in accordance with the terms of this Lease.

(9) REST ROOM USE: The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

(10) SAFETY PROGRAMS: Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and the appointment of "fire wardens" developed by Landlord for the Building.

(11) DEFACEMENT: Tenant shall not drive nails or screws into the woodwork or walls, or paint, mark or in any way deface the Building or any part thereof. Any damage or injury resulting from a violation of this rule shall be remedied at the expense of the violator.

(12) ELEVATORS: Tenant shall use elevators to transport people and goods in the normal course of Tenant's business and hereby agrees that it will not permit elevators to be overloaded beyond their posted weight capacity. Any damage or injury resulting from a violation of this rule shall be remedied at the expense of the violator.

(13) STORAGE OF MATERIALS: Tenant shall not stack or store materials, inventory, equipment, pallets and similar items in a manner which obstructs access to fire exit signs, fire exits, utility meters, unit heaters, gas and water lines and air-conditioning equipment.

(14) PARKING: Except for short-term loading and unloading, all vehicles are to be parked in areas designed for vehicle parking. Tenant shall not use the designated parking areas in any manner for storage of materials, parts, supplies, trailers, equipment, or machinery, without the prior written consent of Landlord in each instance, nor shall Tenant use the parking areas in any manner that could obstruct or interfere with the rights and safety of other Tenants or Persons. Landlord reserves the right to designate and/or assign all parking, including the right to designate or assign parking spaces for the exclusive use by other tenants. Tenant shall not permit its employees to park in areas designated as "Visitor Parking".

(15) SALES ON PREMISES: The Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the Premises by the Tenant without the prior written consent of the Landlord.

(16) WASTE MANAGEMENT: All rubbish, trash or debris generated by Tenant shall be contained within the Premises, in containers reasonably approved by Landlord, until removed from the Premises. No such waste material or refuse shall at any time be stored or kept outside the Premises without the prior consent of Landlord and further provided (a) such storage complies with all applicable governmental regulations, (b) all containers are kept covered at all times, and (c) such storage does not interfere with the use of the Common Areas of Landlord's Property by Landlord or other tenants of Landlord's property.

Tenant shall dispose of its own rubbish and not permit the accumulation thereof in and around the Premises, and, in the event Tenant fails to remove any accumulation of rubbish within three (3) days after notice to remove the same, Landlord shall have the right to remove same, in which event the reasonable cost thereof shall be charged to Tenant as additional rent.

(17) HAND TRUCKS: Hand trucks may not be used in the Building or the Premises unless they are equipped with rubber tires and bumper guards.

(18) WAIVER: Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but such waiver by Landlord shall not be construed as a waiver of such rules and regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants of the Building.

(19) CONSTRUCTION OF RULES AND REGULATIONS: These rules and regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease by and between the parties hereto.

                                   EXHIBIT "F"

                               GUARANTEE OF LEASE

         IN CONSIDERATION FOR and as an inducement to Landlord to enter into the within Lease, the undersigned, on behalf of himself/herself/themselves, hereby absolutely and unconditionally guaranty the prompt and punctual payment when due, by acceleration or otherwise, of all rents reserved, charges for operating expenses and taxes and additional and other charges payable by Tenant under the Lease, and the full and complete performance of all the covenants, terms and provisions to be performed by Tenant thereunder, and agree(s) to be bound jointly with Tenant as if the undersigned had been an original party to the Lease. The undersigned hereby waive(s) notice of nonpayment and nonperformance by Tenant, and waive(s) demand for payment and protest relative to the obligations guaranteed herein. It shall not be necessary for Landlord to resort to or exhaust its remedies against Tenant or against any other party or parties liable under the Lease, or to resort to any of the remedies provided for therein, prior to calling upon the undersigned for payment or performance of the obligations of Tenant under the Lease. It is hereby further agreed that no modification, extension, amendment, renewal, indulgence, forbearance or revision granted to Tenant shall release the undersigned guarantor(s) from the obligations hereof. All guarantors hereunder agree that they shall be held jointly and severally liable. This Agreement shall be binding upon the undersigned, his/her/their heirs, executors, successors and assigns.

         IN WITNESS WHEREOF, ERICO International Corporation, an Ohio corporation, has hereunto set its hand this 13th day of September, 2000.

WITNESSES:                                GUARANTOR:
                                          ERICO International Corporation

/s/ Susan M. Cherni                       BY:  /s/Peter B. Korte
----------------------------------           -----------------------------------
                                             Peter B. Korte
/s/ James A. Asher                        ITS: General Counsel & Treasurer
----------------------------------
                                                Employer I. D. No. 34-02014600

                                    EXHIBIT G

                               OPTION TO PURCHASE

         The following business terms shall be the basis for a sale of the Premises by Landlord to Tenant in the event Tenant exercises its option as set forth in Section 2.1 (f) of the Lease to which this Exhibit is attached (the "Agreement"). For purposes hereof, Landlord shall be referred to as "Seller" and Tenant shall be referred to as "Buyer". Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

         1.       Purchase Price. The purchase price shall be as set forth in
Section 2.1 (f) of the Agreement (the "Purchase Price"), payable as follows: (a) a non-refundable earnest money of $20,000.00 to be deposited in escrow with a title company to be designated by Buyer ("Escrow Agent") within forty-eight (48) hours of Buyer's exercise of the option, and (b) the balance to be deposited with Escrow Agent not later than the Closing Date, as hereinafter defined.

         2. Title to be Conveyed. Seller agrees to convey to Buyer good, marketable, indefeasible, fee simple title to the Premises, free and clear of all liens and the possibilities of liens (including possible mechanics' and materialmen's liens), restriction and encumbrances (including encroachments) whatsoever except (a) current real estate taxes and assessments, both general and special, which are a lien but not due and payable at the time the Deed is filed for record (the "Closing"), (b) zoning ordinances, (c) any matters arising out of the action or inaction of the Buyer during its tenancy of the Premises after the date of the Lease, and (d) such easements and restrictions of record as Buyer may approve in writing prior to the Closing Date.

         3. Instruments of Conveyance. Conveyance of title to the Premises shall be by limited warranty deed (the "Deed") conveying title as provided in
Section 2 hereof. Seller shall deliver a copy of the Deed to Buyer, for its approval, prior to depositing it in escrow.

         4. Representations of the Seller. the Seller represents that Seller, to its actual knowledge, without further inquiry or investigation, and covenants and agrees with the Buyer as follows:

         a. There are no violations of environmental laws, rules or regulations on or at the Premises;

         b. The performance of the obligations of the Seller under this Agreement shall not violate any contract, indenture, statute, ordinance, judicial or administrative order or judgment known to the Seller;

         c. There is no litigation or proceeding pending or threatened against or involving the Premises or the Seller which could have an adverse impact on the Buyer or the Buyer's interests under this Agreement;

         d. Except for tenant leases, the Seller has not granted to any party any rights of occupancy in or to the Premises;

         f. The Seller has the full right and authority to convey the Premises to the Buyer pursuant to this Agreement.

         5. Representatives of the Buyer. Except as otherwise provided or acknowledged in this Agreement, the Buyer represents, to its actual knowledge, to the Seller as follows:

         a. The Buyer has the full right and authority to purchase the Premises pursuant to this Agreement;

         b. The performance of the obligations of the Buyer under this Agreement shall not violate any contract, indenture, statute, ordinance, judicial or administrative order or judgement known to the Buyer;

         c. There is no litigation or proceeding pending or threatened against or involving the Buyer which could have an adverse impact on the Seller or the Seller's interests under this Agreement; and

         d. In taking title to the Premises, the Buyer acknowledges that it has not relied upon any written or oral representations made by the Seller or any representative of the Seller, including any real estate salesperson, regarding the Premises or any aspect of this transaction, which is not expressly set forth in this Agreement.

         6. Title Evidence. Buyer shall, at its sole cost and expense, obtain a standard ALTA owner's policy of title insurance, without standard exceptions, (the "Title Evidence") issued by Chicago Title Insurance Company (the "Title Company") in an amount equal to the Purchase Price showing title to be good in Buyer as required in Section 2. Seller shall furnish the Title Company with such affidavits as it may require in order for it to delete its standard exception relating to mechanics' and materialmen's liens (except those arising as a result of Buyer's actions or inactions).

         7. Closing. The Deed shall be deposited in escrow with the Escrow Agent at least 1 day prior to the Closing Date. The Closing Date shall be the first business day after the tenth (10th) business day after the exercise of the option or such other date as Buyer and Seller may agree upon in writing. In the event the Title Company cannot issue the Title Evidence, notice shall be given to Seller and Buyer by Escrow Agent and Seller shall have 30 days after notice to remove any defect in title and if such defect is not cured within such time, Buyer may, at its option, (i) accept such title as Seller is able to furnish without reduction in the Purchase Price or (ii) terminate this option, provided, however that in either event, Buyer shall not be precluded for bringing an action at law or equity for damages or specific performance for Seller's failure to deliver title as required hereby. Provided the Deed and Purchase Price have been deposited in escrow as required herein, Escrow Agent shall file the Deed for record on the Closing Date if the Title Company can and will thereafter furnish the Title Evidence. Escrow Agent is authorized to pay in full all liens and encumbrances for money on the Premises from the funds deposited in escrow if the Title Company can and will thereafter furnish the Title Evidence. If for any reason Seller does not deliver to Escrow Agent on or before the Closing a so-called "non-foreign Seller's Affidavit", then the Escrow Agent shall withhold all amounts required by the Internal Revenue Code as in effect on the Closing Date and shall file all such reports and deliver such amount as set forth in such Code. After making the prorations and charges herein provided, Escrow Agent shall deliver to Seller the balance of the Purchase Price and its escrow statement and deliver to Buyer the Title Evidence, the recorded Deed, its escrow statement and any amounts due Buyer.

         8. Costs. From the funds deposited in escrow by Buyer, Seller shall pay for (a) all costs and expenses for discharging any mortgages and other liens on the Premises; and (b) the amount, if any, due Buyer by reason of rental prorations (which shall be made by the Escrow Agent as of the Closing). Buyer shall pay for (a) the cost of all applicable state and county transfer taxes and fees; (b) the cost of the Title Evidence (including the cost of any commitment and title searches, and title insurance premiums); (c) the escrow fee; (d) the cost to record the deed; and all costs and expenses for any and all due diligence information obtained by Buyer.

         9. Confidential Information. In the event Buyer obtains environmental reports, building condition reports, appraisals or any other information regarding the Premises, it shall be considered by both Buyer and Seller as "Confidential Information". For a period of one (1) year after receipt by Buyer of any Confidential Information, Buyer will keep such Confidential Information in strict secrecy and confidence and will not disclose any Confidential Information to persons other than the employees and officers of Buyer or Seller ("Permitted Persons"). Buyer shall ensure that all Permitted Persons given access to any of the Confidential Information shall be made familiar with and bound by the requirements of this Exhibit "G", and Buyer shall instruct each such person not to further disclose any of the Confidential Information, except to other Permitted Persons. Confidential Information shall be used only for the purpose of evaluating the purchase of the Premises, and shall not be utilized in any other manner for the direct or indirect benefit of Buyer, or its employees or officers.

         10. Possession. Seller shall deliver full and complete possession of the Premises to Buyer at the Closing and both Buyer and Seller shall execute and deliver for recording counterpart terminations of the Lease which shall be effective as of the Closing Date. Time for delivery of possession herein specified is of the essence.

         11       Escrow Instructions. This Exhibit shall be used as escrow
instructions and Escrow Agent may attach its standard conditions of escrow hereto, provided, however, that in the event of an inconsistency between said standard conditions and these instructions, these instructions shall control. In addition, Escrow Agent shall file all informational reports required by the Internal Revenue Code as in effect on the Closing Date, including but not limited to Form 1099-B.

         12. Binding Effect. Upon exercise of the option by Buyer, these instructions shall become an agreement for the sale of the Premises, binding upon and accruing to the benefit of Buyer and Seller and their respective representatives, heirs, administrators and assigns and may not be modified unless by a subsequent agreement in writing executed by both Buyer and Seller. The singular shall include the plural and the plural the singular. The gender used herein shall be deemed to include each other gender as appropriate.

         13. Real Estate Brokers. Each of the parties hereto represents and warrants to the other that such party has not dealt with any real estate broker, real estate agent or finder in connection with this transaction other than the brokers involved and described in the Lease, and each of the parties hereto agrees to indemnify and save the other party harmless from any and all loss, cost and expense incurred in connection with any claim for any real estate commission or fee which arises by reason of the actions of such party. Any commission arising herefrom due to the brokers referred to in the Lease shall be paid by the Seller

         14. Conditions to Closing. Other than the representations of Seller made in Paragraph 4 hereof, Buyer acknowledges that Seller has made no representations or warranties of any kind or nature, either oral or written, directly or indirectly, express, implied, statutory or otherwise, with respect to the Premises, and that Buyer is purchasing the Premises from Seller "AS IS, WHERE IS, WITH ALL FAULTS" condition. All payments made hereunder shall be in cash, or by wire transfer or in readily available funds.